UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2005

Electronics for Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2005, the Compensation Committee of the Board of Directors (the "Board") of Electronics For Imaging, Inc. (the "Company") approved certain changes to the compensation terms for the Company's non-employee directors.

The Compensation Committee of the Board approved the following:

1. The annual retainer paid to each non-employee director was increased from $20,000 to $25,000. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be paid an additional retainer as follows: (i) Audit Committee Chair, $10,000, (ii) Audit Committee member, $5,000, (iii) Compensation Committee Chair, $5,000, (iv) Compensation Committee member, $2,500, (v) Nominating and Corporate Governance Committee Chair, $5,000, and (vi) Nominating and Corporate Governance Committee member, $2,500. Previously, no additional retainers were paid to members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

2. The initial option grant to a non-employee director was increased from 30,000 shares to 40,000 shares of Common Stock of the Company. Annual option grants to non-employee directors were increased from 18,000 shares to 25,000 shares of Common Stock of the Company. Each option grant vests in equal increments over a period of thirty months and no changes were made to the existing grants.

3. The fees paid to each non-employee director for attendance at meetings of the Board or meetings of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee were revised as follows: (i) from $1,000 per Board meeting attended in person to $2,000 per Board meeting attended in person, (ii) from $500 per Board meeting attended by telephone to $1,000 per Board meeting attended by telephone, (iii) from $4,000 per Audit Committee meeting attended by telephone by the Audit Committee Chair to $2,000 per meeting attended by telephone, (iv) from $2,000 per Audit Committee meeting attended by telephone by a member of the Audit Committee to $1,000 per meeting attended by telephone, (v) from no fee per Nominating and Corporate Governance Committee meeting attended by the Nominating and Corporate Governance Committee Chair to $2,000 per meeting attended, whether in person or by telephone, and (vi) from no fee per Nominating and Corporate Governance Committee meeting attended by a member of the Nominating and Corporate Governance Committee to $1,000 per meeting attended, whether in person or by telephone. No changes were made to the fees paid to the Audit Committee Chair or to a member of the Audit Committee for attendance at Audit Committee meetings in person. No changes were made to the fees paid to the Compensation Committee Chair or to members of the Compensation Committee for attendance at Compensation Committee meetings, whether in person or by telephone.

The Compensation Committee of the Board also approved equity awards of performance-based restricted common stock under the Company's 2004 Equity Incentive Plan for each of the non-employee directors. Each non-employee director was granted a restricted stock award of 6,000 shares of Common Stock. The restricted stock awards are subject to repurchase, which lapse upon the achievement by the Company of financial targets or plans specified by the Board each fiscal year during the vesting term. The repurchase rights terminate in three installments upon the accomplishment of the financial targets; however, the repurchase rights terminate in any event on November 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

July 28, 2005	By:	/s/ Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer and Chief Operating Officer